Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 13, 2014 in Amendment No. 3 to the Registration Statement on Form N-2 (Form No. 333-196520) and related Prospectus of Griffin-Benefit Street Partners BDC Corp. dated November 25, 2014.

/s/ Ernst & Young LLP

Irvine, California

November 21, 2014